Exhibit 99.1

NeoVolta Expects Q1 FY2026 Revenue to Surpass $6.5 Million, Over 1,000% Growth Year-Over-Year

Company Expands Distribution Channels and Advances U.S. Energy Storage Presence

San Diego, CA — October 23, 2025 — NeoVolta Inc. (Nasdaq: NEOV), a U.S.-based energy technology company delivering scalable storage, today announced preliminary unaudited results for its first quarter of fiscal 2026. The company anticipates surpassing $6.5 million in revenue, representing an over 1,000% year-over-year increase and marking NeoVolta’s fourth consecutive record-setting quarter.

“Our results this quarter reflect the successful expansion of our sales and distribution channels and growing adoption of distributed energy storage solutions,” said Ardes Johnson, Chief Executive Officer of NeoVolta. “We continue to focus on supporting our partners and customers as distributed energy adoption increases across the U.S.”

Q1 Highlights:

•	Revenue anticipated to surpass $6.5 million, up more than 1,000% year-over-year and up 40% over the trailing fourth quarter
•	Highest quarterly revenue in company history, compared to $8.4 million in total revenue for fiscal year 2025
•	Growth driven by expansion into broader U.S. distribution and installer networks

A key driver of this quarter’s performance was the company’s rapid growth into new sales channels outside its traditional Southern California installer market. NeoVolta continues to strengthen its regional distribution network and operational capacity to meet rising demand, helping homeowners and businesses manage electricity costs, reduce grid reliance, and maintain power during outages.

NeoVolta expects to release its full financial results for the first quarter in November 2025.

About NeoVolta

NeoVolta Inc. (NASDAQ: NEOV) designs and manufactures advanced energy storage systems that enable homeowners and businesses to achieve energy independence and sustainability. The company’s systems are engineered for high efficiency, safety, and longevity, with installations across the U.S. NeoVolta’s products pair seamlessly with solar systems, providing continuous power during grid outages and maximizing solar investment returns. For more information, visit www.neovolta.com

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this release include, without limitation, thefinal financial results for the first fiscal quarter of 2026 and timing of the release of such results. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. The Company has attempted to identify forward-looking statements by terminology including ‘believes,’ ‘estimates,’ ‘anticipates,’ ‘expects,’ ‘plans,’ ‘projects,’ ‘intends,’ ‘potential,’ ‘may,’ ‘could,’ ‘might,’ ‘will,’ ‘should,’ ‘approximately’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under Item 1A. “Risk Factors” in the Company’s most recently filed Form 10-K filed with the Securities and Exchange Commission (“SEC”) and updated from time to time in its Form 10-Q filings and in its other public filings with the SEC. Any forward-looking statements contained in this release speak only as of its date. The Company undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Contacts

Investors

Alliance Advisors IR

Email: IR@NeoVolta.com

Media

Email: press@neovolta.com

800-364-5464